UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2020

TGS International, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-217451	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1023, 10/F., Ocean Centre

5 Canton Rd., Tsim Sha Tsui

Kowloon, Hong Kong

(Address of principal executive offices)

+852.2116.3863

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 10, 2020, Mr. Chi Kin Loo (“Mr. Loo”), a majority shareholder of the Company, was appointed as a director of the Board, effective immediately.

The biography for Mr. Loo is set forth below:

Chi Kin Loo, age 52, is our major shareholder prior to his appointment as a director of the Board on December 10, 2020. Prior to joining the Company, Mr. Loo has been working in the financial industry for over 15 years, specialized in wealth management and insurance. Since 2011, Mr. Loo has been a regional manager of FTLife Insurance Company Limited, a wholly-owned subsidiary of NWS Holdings Limited. In 2014, Mr. Loo was awarded the Distinguished Manager Award by the Life Underwriters Association of Hong Kong Ltd. From 2011 to 2014, Mr. Loo served as a director of Universal Mining Group Holdings Ltd. Mr. Loo has been granted license Type 1, 7 and 8 by the Hong Kong Securities and Investment Institute. Mr. Loo graduated from Buddhist Sum Heung Lam Memorial College in 1985.

Mr. Loo has no family relationships with any of the executive officers or directors of the Company. There is no employment agreement between the Company and Mr. Loo, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Loo. There have been no transactions to which the Company was or is to be a party, in which Mr. Loo had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TGS International Ltd.

By:	/s/ Tak Shing Eddie Wong
Name:	Tak Shing Eddie Wong
Title:	Chairman, President, Chief Financial Officer and Chief Executive Officer.

Date: December 10, 2020

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